Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Virtusa Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333 207818, 333-204338, 333-196218, 333-188908, 333-179330, 333-170792, 333-160981 and 333-145636) on Form S-8, (Nos. 333-184533 and 333-167505) on Form S-3, and (No. 333-218416) on Form S-3ASR of Virtusa Corporation of our reports dated May 28, 2020, with respect to the consolidated balance sheets of Virtusa Corporation as of March 31, 2020 and 2019, the related consolidated statements of income (loss), comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2020, and the related notes and financial statement schedule II, Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of March 31, 2020, which reports appear in the March 31, 2020 annual report on Form 10 K of Virtusa Corporation.

Our report on the consolidated financial statements refers to a change in accounting principle related to leases.

/s/ KPMG LLP

Boston, Massachusetts

May 28, 2020

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